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                                 July 28, 2000


Little Switzerland, Inc.
161-B Crown Bay
P.O. Box 930
St. Thomas, U.S. Virgin Islands 00804

Attn:    Robert L. Baumgardner, President

         Re:   Extension to Standstill for Completion of Almod Transactions

Dear Mr. Baumgardner:

         This letter agreement shall document agreements and understandings of the parties arising out of the recent discussions between The Chase Manhattan Bank and the Bank of Nova Scotia (the "Lenders") with Little Switzerland, Inc. (the "Company") regarding the proposed transactions of the Company and its related entities with Almod Diamonds Limited ("ADL"). In the interest of allowing the Company and ADL to complete the proposed transactions within the agreed time frames, the Lenders are willing to extend the standstill until September 30, 2000 (the "Standstill Period") with respect to the outstanding indebtedness to the Lenders subject to the following terms and conditions:

         1. The Lenders agree to release the mortgage over the fee simple real property in St. Maarten owned by the Company or its subsidiary upon the sale of such property to ADL and the funding of an account in the amount of $900,000 from the sale proceeds, to be held in escrow at The Chase Manhattan Bank pursuant to this letter agreement. If all of the following occur before August 18, 2000: (a) the sale of either (i) the Company's Barbados subsidiary for not less than $2,300,000 or
                  (ii) receivables due to the Company by the Barbados subsidiary for not less than $1,900,000; and (b) the delivery of the greater of $1,150,000 or 50% of such proceeds to the Lenders; and (c) the cancellation and discharge by the Government of Barbados of all letters of credit from the Bank of Nova Scotia, then the funds held in escrow shall be released to the Company. If such sale and delivery of funds shown as (a) and
                  (b) above have occurred before August 18, 2000, but the cancellation of letters of credit shown as (c) above has occurred before August 18, 2000, such $900,000 shall continue to be held in escrow and, if on or before September 30, 2000,
                  (c) shall have occurred, then the funds held in escrow shall be released to the Company. On August 18, 2000, if the conditions have not been met for either the release of the escrow funds or the continued holding in escrow of the escrow funds pursuant to the foregoing, The Chase Manhattan Bank shall pay the escrow funds to the Lenders for application to amounts due to the Lender by the Company and its subsidiaries. If, on or




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Letter dated July 28, 2000
Page 2

                  following August 18, 2000 and such payment to the Lenders of the escrow funds, the following occur before September 30, 2000: (a) the sale of either (i) the Company's Barbados subsidiary for not less than $2,300,000 or (ii) receivables due to the Company by the Barbados subsidiary for not less than $1,900,000; and (b) the delivery of the greater of $1,150,000 or 50% of such proceeds to the Lenders of which such amount less $900,000 shall be applied to amounts due the Lenders by the Company or its subsidiaries and $900,000 shall be transferred into an escrow account to be held at The Chase Manhattan Bank as follows: if the cancellation and discharge by the Government of Barbados of all letters of credit from the Bank of Nova Scotia occur on or before September 30, 2000, then such escrow funds shall be released to the Company. On September 30, 2000, if the conditions have not been met for the release of the escrow funds to the Company pursuant to the foregoing, The Chase Manhattan Bank shall pay such escrow funds to the Lenders for application to amounts due the Lenders by the Company or its subsidiaries.

         2. One half of any gross sales proceeds from the sale of the Company's Barbados subsidiary or any interest therein or assets thereof, but in no event less than $1,150,000 of such proceeds, shall immediately be delivered to the Lenders. In addition, upon any such sale or upon the closure of the Barbados store(s), the Company will provide to and obtain from the Government of Barbados all documentation necessary to cause the official discharge of all letters of credit from the Bank of Nova Scotia.

         3. The Security Agreement dated May 7, 1999 (the "Security Agreement") and all security instruments and other documents executed and/or filed under the laws of any foreign jurisdiction to evidence and/or perfect the Lenders' security interest granted under the Security Agreement shall continue in full force and effect.

         4. The Company shall pay to the Lenders, immediately upon receipt by the Company, the lesser of $500,000 or 50% of the net proceeds (gross receipts less out-of-pocket costs) of any business interruption insurance received under claims filed as a result of Hurricanes Jose and Lenny.

         5. Upon ADL's purchase of the newly issued shares of stock of the Company, which shall occur no later than September 15, 2000, 50% of the proceeds realized by the Company from such stock sale shall immediately be delivered to the Lenders for application to amounts due the Lenders by the Company or its subsidiaries.

         6. The Company shall pay all reasonable costs and expenses of the Lenders incurred in connection with the Forbearance Agreement, the Security Agreement and this


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Letter dated July 28, 2000
Page 3

                  letter agreement, including the documentation and perfection of the security interests granted to Lenders pursuant to the Forbearance Agreement and the Security Agreement and the release of mortgage agreed to in this letter agreement.

         7. The Company shall continue to provide to the Lenders on a weekly basis a schedule of inventory by store location. The Company shall further provide to the Lenders on a monthly basis no later than the last day of the following month copies of its consolidated and consolidating reports of operations, including balance sheets, profit and loss statements and a narrative review of the monthly operations for the prior month; provided, however, that such financial statements for June may be provided on or before August 31, 2000. Audited year-end financial statements shall be provided on or before August 31, 2000.

         8. During the Standstill Period, the Company shall have no obligation to make payments to the Lenders, other than (a) regularly scheduled interest payments; (b) such payments to the Lenders; and (c) payments of all reasonable costs and expenses of the Lenders incurred in connection with this letter agreement, the Mortgages and the release of the St. Maarten Mortgage, the Security Agreement and any collateral documentation filed in or executed pursuant to the laws of any jurisdiction in which the collateral pledged to the Lenders under the Security Agreement is located.

         9. Notwithstanding the foregoing, the Standstill Period shall terminate prior to September 30, 2000, in the event of an earlier Termination Event. Each of the following shall constitute a Termination Event:

                  a. The Company shall fail to make any regularly scheduled interest payment when due (subject to any application notice and cure period in the loan documents evidencing and governing the indebtedness of the Company and its subsidiaries to Lenders), time being of the essence with respect to any and all such payments.

                  b. The Company or any subsidiary otherwise shall fail to comply with any term of this letter agreement, the Security Agreement, the mortgage over the St. Thomas leasehold property or any other document executed in connection with the indebtedness of the Company or a related entity to the Lenders or either of them (subject to any applicable notice and cure period therein).

                  c. The rendition by any court of a final judgment against the Company or any subsidiary in a stated amount in excess of $250,000.00 (or more than one


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Letter dated July 28, 2000
Page 4

                           such judgement shall be entered against any one or more of them in an aggregate stated amount in excess of $250,000.00); or the attachment of any property of the Company or any subsidiary not bonded or insured against or remedied within sixty (60) days.

                  d. The filing of a tax lien against the Company or any subsidiary by the Internal Revenue Service or the taxing authority having authority over the jurisdiction in which any such entity is located not remedied within thirty (30) days.

                  e. The commencement of any action or proceeding against any one or both of the Lenders by the Company or any subsidiary or other entity affiliated with, controlled by or under common control with the Company.

                  f. The commencement of any bankruptcy or insolvency proceeding by or against the Company or any subsidiary.

                  At any time five (5) days after either of the Lenders shall have made written demand on the Company following the occurrence of a Termination Event described in subparagraphs a, b, c or d above, and immediately upon the occurrence of a Termination Event described in subparagraphs e or f above, each Lender may, at its option, acting alone or together with the other Lender: (i) terminate the Standstill Period described above; (ii) declare all amounts outstanding to be due and payable forthwith, whereupon the same shall be immediately due and payable; and (iii) take any other action which the Lenders or either of them deems necessary or appropriate to collect the outstanding obligations and to enforce the rights and remedies under the documents evidencing, governing and/or securing the indebtedness of the Company and its subsidiaries to the Lenders, the Security Agreement, any document executed or filed in connection with or pursuant to the Security Agreement, and under applicable law.

         If the Company and its subsidiaries are in agreement with the foregoing, please sign as indicated below and return a signed original of this letter to the Lenders.

                                     THE CHASE MANHATTAN BANK

                                     By:      /s/ R. Odell
                                              ------------------------------

                                              ------------------------------

                                     THE BANK OF NOVA SCOTIA


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Letter dated July 28, 2000
Page 5

                                     By:      /s/ R. Edwards
                                              ------------------------------

                                              ------------------------------

The foregoing is acknowledged and agreed to by:

LITTLE SWITZERLAND, INC., a Delaware corporation

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President


L.S. WHOLESALE, INC., a Massachusetts corporation

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President


L.S. HOLDING, INC., a U.S. Virgin Islands corporation

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President


WORLD GIFT IMPORTS (BARBADOS) LIMITED, a Barbados company

By:    /s/ P.J. Hopper
     -------------------------------------------------
         Patrick J. Hopper, Director


WORLD GIFT IMPORTS, N.V., a St. Maarten Netherlands Antilles limited liability company

By:    /s/ P.J. Hopper
     -------------------------------------------------
         Peter J. Hopper, Managing Director


S.A.R.L. MONTRES ET BIJOUX, a St. Martin company

By:    /s/ P.J. Hopper
     -------------------------------------------------

     -------------------------------------------------


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Letter dated July 28, 2000
Page 6

LITTLE SWITZERLAND, N.V., an Aruba limited liability company
By:  L.S. HOLDING (ARUBA), N.V., Managing Director

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert Lee Baumgardner, President of the Managing Board


L.S. HOLDING (ARUBA), N.V., an Aruba limited liability company

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert Lee Baumgardner, President of the Managing Board


L.S. HOLDING CURACAO, N.V., a Curacao limited liability company

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President and Managing Director


L.S. HOLDING (USA), INC., an Alaska corporation

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President